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                                                                         EXHIBIT


                   AGREEMENT FOR JOINT FILING PURSUANT TO RULE
                  13d-1(k)(1) UNDER THE SECURITIES ACT OF 1934


         Pursuant to Rule 13d-1(k)(1) under the Securities Act of 1934, the undersigned, by their signature affixed hereto, do hereby agree in writing that this Schedule 13G be and is filed on behalf of each of them. The undersigned further recognize that each of them is responsible for the timely filing of this
Schedule 13G and any amendments thereto, and for the completeness and accuracy of any information concerning them contained herein. The undersigned further constitute and appoint Ernest M. Hall, Jr., as lawful attorney-in-fact and agent, to execute and file this Schedule 13G, and any amendments thereto on their behalf.

         Dated as of this 28th day of March, 2000.





                                       CANADIAN ADVANTAGE LIMITED PARTNERSHIP
                                       by VMH MANAGEMENT, LTD.
                                       GENERAL PARTNER

                                       By  /s/ ILLEGIBLE
                                          --------------------------------------


                                       VMH MANAGEMENT, LTD.


                                       By  /s/ ILLEGIBLE
                                          --------------------------------------